EXHIBIT 1

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                 March 31, 1997

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   Three Months Ended March 31, 1997 and 1996

                                      INDEX
                                      -----

      FINANCIAL STATEMENTS:

      Condensed Consolidated Balance Sheets                           1

      Condensed Consolidated Statements of Income                     2

      Condensed Consolidated Statements of Cash Flows                 3

      Notes to Condensed Consolidated Financial Statements            4

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                        March 31,   December 31,
              ASSETS                                      1997         1996
                                                          ----         ----
Bonds at market value (amortized
  cost of $1,049,121 and $1,054,678)                  $ 1,046,010   $1,068,677
Equity investments at market value
  (cost of $2,492 and $1,000)                               2,480        1,000
Short-term investments                                     89,619       55,699
                                                      -----------   ----------

     Total investments                                  1,138,109    1,125,376
Cash                                                        8,497        7,517
Deferred acquisition costs                                150,218      146,233
Prepaid reinsurance premiums                              155,934      151,224
Reinsurance recoverable on unpaid losses                   29,843       29,875
Other assets                                               73,315       69,705
                                                      -----------   ----------

          TOTAL ASSETS                                $ 1,555,916   $1,529,930
                                                      ===========   ==========

  LIABILITIES AND SHAREHOLDER'S EQUITY

Deferred premium revenue                              $   517,523   $  511,196
Losses and loss adjustment expenses                        73,101       72,079
Deferred federal income taxes                              37,507       41,682
Ceded reinsurance balances payable                         14,656       12,599
Payable for securities purchased                           36,807       14,142
Accrued expenses and other liabilities                     51,383       62,900
                                                      -----------   ----------

          TOTAL LIABILITIES                               730,977      714,598
                                                      -----------   ----------

Common stock (1,000 shares authorized;
  648 and 660 shares issued and outstanding;
  par value of $23,136 and $22,727 per share)              15,000       15,000
Additional paid-in capital                                654,127      654,470
Unrealized gain (loss) on
 investments (net of deferred income tax
 provision (benefit) of ($1,093) and $4,899)               (2,030)       9,099
Accumulated earnings                                      157,842      136,763
                                                      -----------   ----------

          TOTAL SHAREHOLDER'S EQUITY                      824,939      815,332
                                                      -----------   ----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY            $ 1,555,916   $1,529,930
                                                      ===========   ==========


            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                           1997         1996
                                                           ----         ----
REVENUES:

   Net premiums written (net of premiums ceded of
     $13,927 and $18,441)                               $ 27,184     $ 34,139

   Increase in deferred premium revenue                   (2,410)     (11,405)
                                                        --------     --------

   Premiums earned (net of premiums ceded of
     $8,865 and $12,979)                                  24,774       22,734

   Net investment income                                  16,087       15,224

   Net realized gains                                        127        1,534

   Other income                                              325            1
                                                        --------     --------

          TOTAL REVENUES                                  41,313       39,493
                                                        --------     --------

EXPENSES:

   Losses and loss adjustment expenses (net of
     reinsurance recoveries of $442 and $560)              2,285        1,625

   Policy acquisition costs                                6,209        7,655

   Other operating expenses                                4,280        3,660
                                                        --------     --------

          TOTAL EXPENSES                                  12,774       12,940
                                                        --------     --------

INCOME BEFORE INCOME TAXES                                28,539       26,553

Provision for income taxes                                 7,460        6,931
                                                        --------     --------

          NET INCOME                                    $ 21,079     $ 19,622
                                                        --------     --------

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                          1997         1996
                                                          ----         ----
Cash flows from operating activities:

   Premiums received, net                              $  27,895    $  35,371

   Policy acquisition and other operating expenses
     paid, net                                           (24,410)     (33,443)

   Recoverable advances paid                                  15       (8,100)

   Loss and LAE recovered (paid), net                     (1,052)         105

   Net investment income received                         16,734       16,613

   Federal income taxes paid                               3,198       (1,799)

   Other, net                                                699        5,044
                                                       ---------    ---------

      Net cash provided by operating activities           23,079       13,791
                                                       ---------    ---------

Cash flows from investing activities:

   Proceeds from sales of bonds                          227,025      179,715

   Purchases of bonds                                   (211,254)    (157,486)

   Purchases of property and equipment                      (909)        (540)

   Net increase in short-term securities                 (33,461)     (24,159)
                                                       ---------    ---------

      Net cash used for investing activities             (18,599)      (2,470)
                                                       ---------    ---------

Cash flows from financing activities:

   Stock repurchase                                       (3,500)

   Dividends paid
                                                                      (10,000)
                                                       ---------    ---------

      Net cash used for financing activities              (3,500)     (10,000)

Net increase in cash                                         980        1,321

Cash at beginning of period                                7,517          555
                                                       ---------    ---------

Cash at end of period                                  $   8,497    $   1,876
                                                       =========    =========


            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

1. ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed financings and municipal obligations.

2. BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at March 31, 1997 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1996 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the periods ended March 31, 1997 and 1996 are not necessarily indicative of the operating results for the full year.

      Certain amounts in the 1996 financial statements have been reclassed to conform to the 1997 presentation.